Exhibit 23.2

                  INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration
Statement of Lowe's Companies, Inc. on Form S-8 of our report dated February 20, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies,
Inc. for the year ended January 31, 1997.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Charlote, North Carolina

August 26, 1997